UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2017

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	98-1271120
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on March 1, 2017 (the “Effective Date”), Tecnoglass Inc. (the “Company”) entered into and consummated a purchase agreement (“Agreement”) with Giovanni Monti (the “Seller”), the owner of 100% of the outstanding shares of Giovanni Monti and Partners Consulting and Glazing Contractors (“GM&P”). GM&P is a consulting and glazing contracting company located in Miami, Florida. GM&P has over 15 years of experience in the design and installation of various building enclosure systems such as curtain window walls. GM&P has had a long-standing commercial relationship with the Company, working alongside it in different projects within the U.S, by providing engineering and installation services to those projects.

Pursuant to the Agreement, the Company acquired all of the shares of GM&P from the Seller for a purchase price of US$35 million. An initial US$6 million of the purchase price was payable and paid in cash within 60 days from the Effective Date. The remaining US$29 million of the purchase price was payable on or before September 1, 2017 (six months from the Effective Date), which is payable in cash, ordinary shares of the Company or a combination of both, at the Company´s sole option.

On August 22, 2017, the parties agreed to extend the timing of the payment of the remaining US$29 million of the purchase price until on or before May 15, 2018. All other terms of the Agreement remain in full force and effect.

Item 8.01	Other Events.

On August 29, 2017, the Company announced the timing for the payment of its declared regular quarterly dividend of $0.14 per share for the third quarter of 2017. The dividend will be payable on October 27, 2017 to shareholders of record as of the close of business on September 29, 2017. The dividend will be paid in cash or ordinary shares, to be chosen at the option of holders of ordinary shares during an election period beginning October 2, 2017 and lasting until 5:00 P.M. Eastern Time on October 20, 2017. The value of the ordinary shares to be used to calculate the number of shares to be issued with respect to that portion of the dividend payable in ordinary shares shall be the average of the closing price of the Company’s ordinary shares on NASDAQ during the ten business days period from October 9, 2017 through October 20, 2017. If no choice is made during this election period, the dividend for this election period will be paid in ordinary shares of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 29, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2017

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name:	Jose M. Daes
Title:	Chief Executive Officer

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